As filed with the Securities and Exchange Commission on March 1, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

LOXO ONCOLOGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	46-2996673
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Loxo Oncology, Inc.

281 Tresser Boulevard, 9th Floor
Stamford, CT 06901

(Address of Principal Executive Offices)  (Zip Code)

2014 Equity Incentive Plan

(Full Title of the Plans)

Joshua H. Bilenker, M.D.

President and Chief Executive Officer

Loxo Oncology, Inc.
281 Tresser Boulevard, 9th Floor
Stamford, CT 06901

(Name and Address of Agent for Service)

(203) 653-3880

(Telephone Number, including area code, of agent for service)

Copies to:

Robert A. Freedman, Esq.

Fenwick & West LLP

Silicon Valley Center

801 California Street

Mountain View, California 94041

(650) 988-8500

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, $0.0001 par value per share	899,756	(2)	$111.52	(3)	$100,340,789	$12,493

(1)         Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the Registrant’s 2014 Equity Incentive Plan (the “2014 EIP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration that increases the number of the outstanding shares of the Registrant’s Common Stock.

(2)         Shares to be registered and available for grant under the 2014 EIP resulting from the automatic annual 3% increase in the number of authorized shares available for issuance under the 2014 EIP.

(3)         Estimated in accordance with Rules 457(h) solely for the purpose of calculating the registration fee.  The proposed maximum offering price per share of $111.52 was computed by averaging the high and low prices of a share of Registrant’s common stock as reported on The Nasdaq Global Select Market on February 22, 2018.

STATEMENT PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8

REGISTRATION OF ADDITIONAL SECURITIES

This registration statement (the “Registration Statement”) hereby incorporates by reference the contents of the earlier registration statements on Form S-8 (registration numbers 333-197800, 333-203081, 333-210214 and 333-216503) filed by Loxo Oncology, Inc.

PART II

Information Required in the Registration Statement

Item 8. Exhibits.

Exhibit			Incorporated by Reference			Filed
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith

5.1	Opinion and Consent of Fenwick & West LLP.					X

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm.					X

23.2	Consent of CohnReznick LLP, independent registered public accounting firm.					X

23.3	Consent of Fenwick & West LLP (contained in Exhibit 5.1).					X

24.1	Power of Attorney (incorporated by reference to Page II-3 of this Registration Statement).					X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on this 1st day of March, 2018.

Loxo Oncology, Inc.

By:	/s/ Joshua H. Bilenker
Joshua H. Bilenker, M.D.
President, Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of Loxo Oncology, Inc., a Delaware corporation, do hereby constitute and appoint Joshua H. Bilenker, M.D., President, Chief Executive Officer and Director and Jennifer Burstein, Senior Vice President of Finance, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement.  Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Joshua H. Bilenker	President, Chief Executive Officer and Director (Principal Executive Officer)	March 1, 2018
Joshua H. Bilenker, M.D.

/s/ Jennifer Burstein	Senior Vice President of Finance (Principal Financial Officer and Principal	March 1, 2018
Jennifer Burstein	Accounting Officer)

/s/ Steven A. Elms	Director	March 1, 2018
Steven A. Elms

/s/ Keith T. Flaherty, M.D.	Director	March 1, 2018
Keith T. Flaherty, M.D.

/s/ Alan Fuhrman	Director	March 1, 2018
Alan Fuhrman

/s/ Steve D. Harr, M.D.	Director	March 1, 2018
Steve Harr, M.D.

/s/ Lori Kunkel, M.D.	Director	March 1, 2018
Lori Kunkel, M.D.

/s/ Timothy Mayleben	Director	March 1, 2018
Timothy Mayleben

/s/ Avi Z. Naider	Director	March 1, 2018
Avi Z. Naider